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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated October 29, 1997 and May 9, 1997 included in Group 1 Automotive, Inc.'s Prospectus dated October 29, 1997 and filed with the SEC on October 30, 1997 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP.

Houston, Texas
December 12, 1997